SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

May 20, 2003

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, PO Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On May 20, 2003, CSB Bancorp, Inc. (the “Company”) and its subsidiary bank, The Commercial and Savings Bank of Millersburg (the “Bank”), announced that C. James Bess resigned as President of the Company and the Bank.  Additionally, the Company and the Bank announced that John J. Limbert has been hired as the President of the Company and the Bank.  A copy of Mr. Limbert’s Employment Agreement is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	Employment Agreement with John J. Limbert, dated May 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: May 21, 2003	By: /s/ C. JAMES BESS
C. James Bess Chief Executive Officer

Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of May 20, 2003 (the “Effective Date”), by and between THE COMMERCIAL AND SAVINGS BANK of Millersburg, an Ohio state bank with its principal office located at 6 West Jackson Street, Millersburg, Ohio  44654 (“Bank”), and John J. Limbert, a resident of Ohio (“Employee”).

W I T N E S S E T H:

WHEREAS, Bank is a state bank duly organized and validly existing under the laws of the state of Ohio and engages in banking activities;

WHEREAS, Employee has knowledge, experience and expertise in the area of business of Bank, and Bank wishes to obtain the benefits of Employee’s knowledge, experience and expertise; and

WHEREAS, Bank desires to employ Employee on the terms and subject to the conditions set forth herein and subject to approval, permission and determinations of safety, soundness and fairness of any and all regulatory entities, and Employee is willing to accept employment on such terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.

Employment.  On the terms and subject to the conditions set forth in this Agreement and subject to approval, permission and determinations of safety, soundness and fairness of any and all bank regulatory entities, Bank shall employ Employee to serve as President of the Bank, and perform all services and duties customarily accompanying the position.  Employee also shall serve as President of the parent corporation of Bank, CSB Bancorp, Inc. ("CSB").  On August 1, 2003, Employee shall be the Chief Executive Officer of Bank and CSB.  Finally, Bank (or CSB) may appoint Employee to such other offices as the Board of Directors determines, and Employee shall perform the duties of such other offices.

Employee shall devote Employee’s entire productive time, ability and attention to the business of Bank and shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without prior consent of the Board of Directors.  The Employee will provide the Bank his best professional efforts and a minimum forty (40) to fifty (50) productive hours per week.

Employer shall, as of August 1, 2003, be appointed to fill a vacancy on the Board of Directors of Bank and CSB.

2.

Compensation.

2.1

Base Salary.  As consideration for Employee’s services as an employee hereunder, Bank agrees to pay Employee, and Employee agrees to accept, an annual base salary of $150,000 (“Base Salary”).  The Base Salary, as so determined, shall be payable in equal biweekly installments.  It is further understood and agreed that during the term of Employee’s status as an Employee, Employee shall be subject to the withholding of taxes as required by law.

Employee shall receive no additional compensation for serving as a director (including service or any committee) of either Bank or CSB.

2.2

Bonus.  Employee shall be eligible to receive a bonus of up to 40% of Base Salary at the discretion of the Board of Directors.  The Board of Directors shall determine what percentage is to be paid at the meeting of the Board of Directors in February of each year, or, if the audited financial statements for CSB are not prepared at least seven (7) days before such meeting, at the meeting of the Board of Directors in March.  In connection with the determination of Employee's bonus, the Board of Directors shall deliver to Employee a performance review.

2.3

Benefits.  Employee shall be entitled to participate in any insurance or other benefit plans now or hereafter provided or made available to employees of Bank generally; provided, however that nothing contained in this Agreement shall require Bank to establish, maintain or continue any such benefits already in existence or hereafter adopted for employees of Bank.  Bank shall pay for Employee to join a local country club and shall reimburse Employee for the monthly dues of such club.

2.4

Vacation.  Employee shall be entitled to annual vacation and leave time of four (4) weeks at full pay with no more than two (2) weeks to be taken consecutively without Board of Directors approval.  Unused vacation time may not be carried from one year to another year, but may be forfeited annually by the Employee in exchange for compensation based on base annual salary.

2.5

Stock.  Employee is hereby granted an option to purchase up to ten thousand (10,000) common shares of CSB for $17.75 per share.  This option shall expire on May 19, 2008.  Employee agrees to purchase, within sixty (60) days of the Effective Date, ten thousand (10,000) common shares of CSB.

2.6

Automobile Allowance.  Employee shall be reimbursed for the person use of his automobile at the rate per mile specified by the Internal Revenue Service upon the submission of appropriate documentation.

2.7

Signing Bonus.  Upon execution of this Agreement, Bank shall pay Employee a signing bonus of $30,000, subject to applicable withholding.

2.8

Relocation.  Bank agrees to assist Employee in relocating to Holmes County, Ohio as required by Section 3.1.  Bank shall pay Employee's reasonable moving expenses from his current residence to Holmes County, Ohio.  Additionally, Bank shall pay Employee's reasonable temporary living expenses until such time as Employee purchases and moves into a permanent residence in Holmes County, Ohio.  Notwithstanding the above, Bank shall not reimburse such expenses for more than six (6) months unless the Board of Directors votes to extend the payment of the temporary living expenses.

3.

Residence.

3.1

Residence.  Employee shall establish his primary residence during the contract period in Holmes County, Ohio.

4.

Term and Termination.

4.1

Term.  Employee shall be employed for a two (2) year term commencing on the Effective Date hereof, and ending on the anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of this Agreement.  This Agreement shall automatically be extended for additional one (1) year terms unless either Bank or Employee notifies the other of its or his intent not to renew this Agreement at least sixty (60) days prior to the expiration of the then current term of the Agreement.

4.2

Termination.

(a)

Death or Disability.  If Employee dies or becomes disabled to the extent that Employee cannot perform his duties under this Agreement for a period of more than sixty (60) consecutive days (the “Disability Period”), this Agreement shall cease and terminate on the date of Employee’s death or conclusion of the Disability Period, as applicable.  The stock option entitlement granted under Section 2.5 shall be unaffected by Employee's death or disability.

(b)

Termination for Cause.  If this Agreement is terminated by Bank for Cause (as defined herein), this Agreement and the employment of Employee shall cease and terminate as of such date.  “Cause” shall be defined as (i) commission of an act of dishonesty in the course of Employee’s duties hereunder;  (ii) conviction (whether as a result of a trial or plea, including a plea of nolo contendere) by a court of competent jurisdiction of a crime constituting a felony or conviction (whether as a result of a trial or plea, including a plea of nolo contendere) with respect to any act involving fraud, dishonesty, or moral turpitude; (iii) Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; (v) Employee’s continued  inability or refusal to perform the duties and responsibilities described in this Agreement and any Exhibits hereto, if (A) Bank shall have given Employee prior written notice of the reason therefor and (B) a period of ten (10) days following receipt by Employee of such notice shall have lapsed and the matters which constitute or give rise to such Cause shall not have been cured or eliminated by Employee; or (vi) CSB's or Bank's CAMELS rating being 3, 4 or 5.

4.3

Termination Without Cause.  Bank may terminate Employee’s employment at any time without Cause, by giving thirty (30) days advance notice in writing to Employee.

4.4

Employee’s Rights Upon Termination.  In the event that this Agreement is terminated by Bank without cause, Employee shall receive all Base Salary to be paid according to this Agreement through May 19, 2005 plus six (6) months Base Salary.  Such amount shall be paid on an accelerated basis in a lump-sum on the termination date.  Additionally, Employee shall be entitled to participate, at the Bank’s expense, in the employee benefits provided pursuant to Section 2.3 above for six (6) months from the termination date.  The stock option entitlement under Section 2.5 shall remain in full force and effect through May 19, 2008.  Employee’s rights upon termination shall be subject to determinations of safety, soundness and fairness of any and all regulatory entities.  In the event that this Agreement is terminated by Bank for Cause, Employee shall be entitled to receive all pay and benefits earned through the date of termination with any benefits being paid in arrears being pro rated through the date of termination.  The stock option entitlement under Section 2.5 shall terminate thirty (30) business days after such termination by Bank for cause.

5.

Covenant Not to Compete.  From May 20, 2003 and for a period of one (1) year following the termination of this Agreement for any reason, Employee shall not, without prior written consent of Bank, engage in any business activity, directly or indirectly, on his own behalf or as a partner, shareholder (except by ownership of less than five percent (5%) of the stock of a publicly-held bank or corporation), director, trustee, principal, agent, employee, consultant or otherwise, with any bank, thrift, savings and loan or credit union having an office or branch within a 25-mile radius of any of Bank’s offices or branches.

6.

Confidential Information and Property of Bank.

6.1

Confidential Information.  Employee acknowledges and agrees that in connection with his employment by Bank, Employee will have access to certain confidential and proprietary information owned by and related to Bank.  For purposes of this Agreement, “Confidential Information” means any proprietary information of or related to Bank, including but not limited to: (i) operations manuals and guidelines, marketing manuals and plans and business strategies, techniques and methodologies; (ii) financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports, sales reports  and business plans; (iii) any and all active prospective mergers or acquisitions of Bank, and all financial data, pricing terms, information memoranda and due diligence reports relating thereto; (iv) all internal memoranda and other office records, including electronic and data processing files and records and financial information regarding customers of Bank and (v) any other information constituting a trade secret under governing trade secrets law.

6.2

Non-Disclosure of Confidential Information.  Employee shall not at any time willfully use, disclose or divulge any such Confidential Information to any person, firm or corporation, except: (i) in connection with the discharge of his duties hereunder; (ii) with the prior written consent of Bank which consent may be withheld in Bank’s sole discretion or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Employee shall notify Bank as promptly as practicable and, if possible, prior to making such disclosure.  Employee shall use his best efforts to prevent any such disclosure by others.

7.

Remedies.  For purposes of Sections 5 and 6 of this Agreement, Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that it would be extremely difficult or impracticable to replace such services, that the material provisions of this Agreement are of crucial importance to Bank and that any damage caused by the breach of this Agreement could result in irreparable harm to the business of Bank. Accordingly, Employee agrees to employ his reasonable best efforts at all times to honor and comply with all of the provisions of this contract.

8.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties with respect to the subject matter hereof.

No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the parties hereto.

9.

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number then utilized by the party receiving the facsimile.  All notices shall be addressed to the parties to be served as follows:

(a)  If to Bank:

The Commercial and Savings Bank
6 West Jackson Street
Millersburg, Ohio 44654
Attn:  Dr. Daniel Miller, Chairman of the Board

Copy to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

Attn:  John E. Barnes, Esq.

(b)  If to Employee:

John J. Limbert

7550 King George Drive

New Albany, OH  43054

10.

Severability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law.

12.

Waiver.  No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

13.

Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.

14.

Assignment.  Employee may not assign any rights under this Agreement without the prior written consent of Bank. If Bank, or any entity resulting from any stock purchase, merger or consolidation with or into Bank, is merged with or consolidated into or with any other entity or entities, or if substantially all of the stock or operating assets of any of the aforementioned entities is sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in, or the entity resulting from, such asset purchase, merger or consolidation, or the entity to which such assets are sold or transferred.

15.

Headings; Gender.  The headings contained in this Agreement are for reference purposes only and should not affect in any way the meaning or interpretation of this Agreement.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter.

16.

Mutual Negotiation.

Each party has been represented by counsel in drafting and negotiating this Agreement.

This Agreement shall therefore be deemed to have been negotiated, prepared and drafted jointly hereto.  This Agreement shall not be construed against any party as the sole drafter or author of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

THE COMMERCIAL AND SAVINGS BANK, an Ohio state bank

By:  /s/ ROBERT K. BAKER

Robert K. Baker

Its:

Chairman of the Board of Directors

EMPLOYEE

/s/ JOHN J. LIMBERT
           John J. Limbert